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                                     [LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE

          SBA COMMUNICATIONS CORPORATION REPORTS 1/st/ QUARTER RESULTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, WEDNESDAY, MAY 14, 2003

SBA Communications Corporation ("SBA" or the "Company") today reported results for the first quarter ended March 31, 2003. Highlights of the results include:

..    Record leasing revenue and leasing gross profit

..    Same tower revenue growth of 15%

..    Leasing gross profit margin improved 170 basis points sequentially

..    Leasing gross profit was 92.5% of total gross profit

..    Pro forma liquidity of $136 million after tower sale and senior credit facility refinancing

Operating Results

Total revenues were $58.2 million, compared to $63.9 million in the year earlier period. Site leasing revenues of $37.5 million were up 15.4% from the year earlier period, the highest ever for SBA. Site development revenues were $20.7 million compared to $31.4 million in the year earlier period. Site leasing contributed 92.5% of the Company's gross profit in the quarter reflecting the continuing transition of the Company's revenue stream to its leasing business. Site leasing gross profit margin was 65.5%, a 170 basis point improvement over the fourth quarter of 2002. Selling, general and administrative expenses before non-cash compensation were $8.2 million, and included approximately $.8 million of professional and advisory fees related to SBA's review of its strategic alternatives and decision to sell a portion of its tower portfolio. Excluding such fees, SG&A expenses of $7.4 million were 8% lower sequentially and 15% lower than the year earlier period. Net loss, which included a $.5 million charge for the cumulative effect of a change in accounting principle for the adoption of SFAS 143 "Accounting for Asset Retirement Obligations," improved to $33.8 million in the first quarter of 2003 from a net loss of $163.8 million in the year earlier period. The period ended March 31, 2002 included a charge of ($80.6) million, or ($1.64) per share, for the cumulative effect of a change in accounting principle for the adoption of SFAS 142 "Goodwill and Other Intangible Assets." Net loss per share improved to ($.66) from ($3.34) in the year earlier period. Net cash used in operating activities for the first quarter of 2003 was $4.8 million, compared to $33.4 million in the year earlier period. Adjusted EBITDA was $19.2 million, compared to $19.3 million in the year earlier period and fourth quarter of 2002. Adjusted EBITDA margin improved to 32.9%, a 270 basis point improvement over the fourth quarter of 2002.

Same tower revenue and gross profit growth on the 3,797 towers owned as of March 31, 2002 was 15% and 16%, respectively.

Investing Activities

SBA built 3 towers and disposed of 4 towers, ending the quarter with 3,876 towers. Capital expenditures for the first quarter were $6.1 million, down from $29.6 million in the year earlier period. On May 9, 2003 SBA transferred its interests in 631 towers to AAT Communications Corp. in exchange for approximately $145 million of gross cash proceeds. Interests in an additional 48 towers are expected to be transferred to AAT on or before July 1, 2003 in exchange for gross proceeds of approximately $15 million, resulting in a pro forma tower count of 3,197 towers.

Financing Activities

SBA borrowed no additional funds in the first quarter of 2003, and ended the quarter with $255 million borrowed under its $300 million senior credit facility, $769 million of senior notes outstanding and net debt of $976.2 million. On May 9, 2003, SBA refinanced its senior credit facility with the proceeds of a new $195 million senior credit facility, cash on hand and a portion of the proceeds from the tower sale. On a pro forma basis giving effect to the sale of 679 towers for gross proceeds of $160 million and refinancing of the senior credit facility, as of March 31, 2003 SBA had net debt of $828 million and liquidity of $136 million, consisting entirely of cash and restricted cash.

"We have had a number of positive recent developments at SBA," commented Jeffrey
A. Stoops, President and Chief Executive Officer. "Operationally, our tower ownership business continues to perform well. In the first quarter, we experienced solid revenue and even stronger tower cash flow growth on a sequential basis from our leasing business. Carrier demand for our tower space remains solid, and at this time we believe activity levels through 2003 will be as good or better than we experienced in the second half of 2002. That growth, combined with a reduction in our services business, has accelerated our transition to a point where now substantially all of our gross profit is generated from our tower ownership business. As a result, both the predictability and recurring nature of our gross profit and EBITDA have significantly improved over the year earlier period. Based on that predictability, the proceeds from our tower sale and our new credit facility, we believe we now have in place sufficient liquidity and a stable long-term capital structure that will support, and be supported by, our expected growth in our tower cash flows. Looking forward, we are very excited about, and confident in attaining, our goals of increasing tower cash flow and EBITDA, reducing leverage and attaining positive free cash flow."

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Outlook

The Company has provided its Second Quarter 2003 and Full Year 2003 Outlook. This outlook is based on current expectations and assumptions and assumes the sale of all 679 towers to AAT Communications in the second quarter 2003 which will be reflected as discontinued operations in the second quarter and for the full year. Information regarding potential risks which could cause the actual results to differ from these forward-looking statements are set forth below and in the Company's filings with the Securities and Exchange Commission.

                                                          (in millions, except per share information)
                                                         Quarter ended
                                                         June 30, 2003                  Full year 2003
                                                    -------------------------       -----------------------
     Services revenue                                   $ 19.0  to   $  22.0         $  82.0  to  $   90.0
     Leasing revenue                                      32.5  to      34.0           132.0  to     136.0
     Total revenues                                       51.5  to      56.0           216.0  to     226.0
     Tower cash flow                                      21.5  to      23.0            87.0  to      90.0
     Operating loss                                       (9.0) to     (10.5)          (27.0) to     (29.0)
     Depreciation, accretion and amortization             22.0  to      23.5            88.0  to      91.0
     Cash interest expense                                22.5  to      24.0            85.0  to      88.0
     Non-cash interest expense                              .5  to       1.0             2.5  to       3.5
     Loss per share from continuing operations            (.60) to      (.75)          (2.45) to     (2.75)
     Loss per share                                       (.75) to      (.90)          (2.60) to     (2.90)
     Adjusted EBITDA                                      16.5  to      18.0            68.0  to      71.0
     Capital expenditures                                  2.5  to       5.0            10.0  to      15.0

Refer to the attached exhibits for a reconciliation of Adjusted EBITDA to GAAP measures.

Conference Call Information

SBA Communications Corporation will host a conference call Thursday, May 15th at 10:00 A.M. EST to discuss quarterly results, the recent asset sale, and refinancing. The call may be accessed as follows:

         Dial-in number:           800-851-3058
         Conference call name:     SBA 1/st/ Quarter Results
         Replay:                   May 15, 2003 at 5:00 P.M. through May 29, 2003 at 11:59 P.M.
         Replay number:            800-642-1687
         Access Code:              182347
         Internet access:          www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward looking statements, including statements regarding (i) the Company's estimate of wireless carrier activity during 2003;
(ii) the Company's second quarter 2003 and full year 2003 guidance; (iii) the Company's expectations regarding the number of towers that will actually be sold to AAT and the gross cash proceeds generated by such sale; (iv) the likelihood that the second stage of the contemplated tower sale closes on or before July 1,

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

2003; (v) the Company's estimate that it has sufficient liquidity and a stable long-term capital structure that will support expected growth of its tower cash flows; and (vi) the Company's expectations regarding increasing tower cash flow and EBITDA, reducing leverage and attaining positive free cash flow. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 31, 2003. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company's expectations regarding wireless carrier activity, 2003 guidance, the Company's estimates regarding liquidity and capital structure and the Company's expectations regarding tower cash flow and EBITDA, leverage and positive free cash flow, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company's ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company's ability to expand its site leasing business, (4) the Company's ability to retain current lessees on towers, (5) the Company's ability to secure and deliver anticipated services business at contemplated margins, (6) the Company's ability to increase revenues and maintain or decrease expenses and cash capital expenditures, (7) the Company's ability to continue to comply with covenants and the terms of its senior credit facility and to access sufficient capital to fund its operations, (8) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, and (9) the continued dependence on towers and outsourced site development services by the wireless communications industry. With respect to the Company's expectations of results from the tower sale, such factors include, but are not limited to (1) the ability of the Company and AAT to satisfy all closing conditions for the sale of the remaining 48 towers and potential adjustments to the purchase price based on the aggregate tower cash flow of the towers sold and (2) any indemnification obligations that may arise under the agreement. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Information on Non-GAAP financial measures is presented below under "Unaudited Condensed Consolidated Statements of Operations" and this press release will be available on our website at www.sbasite.com through May 29, 2003.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 20,000 antenna sites in the United States.

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

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            ---------------------------------------------------------
                      (in thousands, except per share data)

                                                                                   For the three months ended March 31,
                                                                                       2003                   2002
                                                                                       ----                   ----
Revenues:
    Site development                                                                      $ 20,674             $  31,404
    Site leasing                                                                            37,547                32,540
                                                                                  -----------------      ----------------
Total revenues                                                                              58,221                63,944
Cost of revenues (exclusive of depreciation, accretion and amortization):
    Cost of site development                                                                18,694                24,680
    Cost of site leasing                                                                    12,960                11,240
                                                                                  -----------------      ----------------
Total cost of revenues                                                                      31,654                35,920

Gross profit                                                                                26,567                28,024

Operating expenses:
Selling, general and administrative                                                          8,483                 9,374
Restructuring and other charges                                                                976                37,736
Asset impairment charge                                                                        452                16,381
Depreciation, accretion and amortization                                                    25,605                26,053
                                                                                 -----------------      ----------------
Total operating expenses                                                                    35,516                89,544
                                                                                  -----------------      ----------------

Operating loss                                                                              (8,949)              (61,520)

Other income (expense):
    Interest income                                                                            129                     9
    Interest expense                                                                       (17,681)              (13,216)
    Non-cash interest expense                                                               (5,077)               (6,913)
    Amortization of debt issuance costs                                                     (1,155)               (1,089)
   Other                                                                                        44                    79
                                                                                  -----------------      ----------------
Total other expense                                                                        (23,740)              (21,130)

Loss before provision for income taxes and cumulative effect of changes in
    accounting principles                                                                  (32,689)              (82,650)

Provision for income taxes                                                                    (521)                 (579)
                                                                                 -----------------      ----------------
Net loss before cumulative effect of changes in accounting principles                      (33,210)              (83,229)

Cumulative effect of changes in accounting principles                                         (545)              (80,592)
                                                                                  -----------------      ----------------

Net loss                                                                                  $(33,755)            $(163,821)
                                                                                  =================      ================

Basic and diluted loss per common share before cumulative effect of changes
     in accounting principles                                                             $  (0.65)            $   (1.70)
Cumulative effect of changes in accounting principles                                        (0.01)                (1.64)
                                                                                  -----------------      ----------------
Basic and diluted loss per common share                                                   $  (0.66)            $   (3.34)
                                                                                  =================      ================

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

Basic and diluted weighted average number of share of common stock                          51,130                49,010
                                                                                  =================      ================

Other Data:

Adjusted EBITDA                                                                          $  19,158          $     19,302
                                                                                  =================      ================
Annualized Tower Cash Flow                                                               $  98,340          $     85,200
                                                                                  =================      ================

Non-GAAP Financial Measures

This press release includes disclosures regarding EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is defined as operating loss plus depreciation, accretion and amortization, asset impairment charges, and non-cash compensation. Adjusted EBITDA is defined as EBITDA plus restructuring and other charges and other non-recurring expenses. The Company believes EBITDA and Adjusted EBITDA are useful measures of the current financial performance and liquidity of the business and is a concept used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. EBITDA and Adjusted EBITDA are not intended to be an alternative measure of operating income as determined in accordance with generally accepted accounting principles. EBITDA and Adjusted EBITDA for the three months ended March 31, 2003 and 2002 are calculated below:

                                                                                            For the three months
                                                                                              ended March 31,
                                                                                  ------------------------------------
                                                                                           2003                2002
                                                                                         ------             -------
                                                                                               (in thousands)
Operating loss                                                                           $ (8,949)          $ (61,520)
Plus:
    Depreciation, accretion and amortization                                               25,605              26,053
    Asset impairment charge                                                                   452              16,381
    Non-cash compensation (included in selling, general and administrative)                   269                 652
                                                                                  ----------------     ---------------
EBITDA                                                                                   $ 17,377           $ (18,434)
Plus:
    Restructuring and other charges                                                           976              37,736
    Other non-recurring expenses (included in selling, general and administrative)            805                   -
                                                                                  ----------------     ---------------
Adjusted EBITDA                                                                          $ 19,158           $  19,302
                                                                                  ================     ===============

Adjusted EBITDA for the three months ended June 30, 2003 and full year 2003 will be calculated as follows:

                  Operating loss
                  Plus:
                  Depreciation, accretion and amortization
                  Non-cash compensation (included in selling, general and administrative)
                  Other non-recurring expenses (included in selling, general and administrative)
                  Adjusted EBITDA

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues for the current period.

Tower Cash Flow is defined as site leasing gross profit. The Company believes Tower Cash Flow is useful because it allows a reader to compare tower performance before the effect of expenses (selling, general and administrative) that do not relate directly to tower performance. Annualized tower cash flow is defined as tower cash flow for the respective calendar quarter attributable to the site leasing business multiplied by four.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except par values)

                                                                                      March 31,         December 31,
                                                                                        2003                2002
                                                                                  ----------------    ----------------
        ASSETS
Current assets:
     Cash and cash equivalents                                                    $         47,857    $         61,141
     Accounts receivable                                                                    28,163              36,292
     Costs and estimated earnings in excess of billings on uncompleted
        contracts                                                                           11,371              10,425
     Prepaid and other current assets                                                        5,012               5,741
                                                                                  ----------------    ----------------
             Total current assets                                                           92,403             113,599
Property and equipment, net                                                              1,121,934           1,140,625
Deferred financing fees, net                                                                23,363              24,517
Other assets                                                                                23,050              21,853
Intangible assets, net                                                                       3,874               4,321
                                                                                  ----------------    ----------------
             Total assets                                                         $      1,264,624    $      1,304,915
                                                                                  ================    ================
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                             $         13,877    $         16,810
       Accrued expenses                                                                     15,294              15,081
       Deferred revenue                                                                     14,422              12,427
       Interest payable                                                                     12,459              22,919
       Long-term debt, current portion                                                      60,066             189,397
       Billings in excess of costs and estimated earnings on uncompleted
          contracts                                                                          2,016               2,362
       Other current liabilities                                                             1,917               3,595
                                                                                  ----------------    ----------------
               Total current liabilities                                                   120,051             262,591
                                                                                  ----------------    ----------------
  Long-term liabilities:
       Long-term debt                                                                      969,102             834,885
       Deferred tax liabilities, net                                                        18,429              18,429
       Deferred revenue                                                                      1,889               1,944
       Other long-term liabilities                                                           3,166               1,593
                                                                                  ----------------    ----------------
               Total long-term liabilities                                                 992,586             856,851
                                                                                  ----------------    ----------------
  Total shareholders' equity                                                               151,987             185,473
                                                                                  ----------------    ----------------
  Total liabilities and shareholders' equity                                      $      1,264,624    $      1,304,915
                                                                                  ================    ================

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

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                For the three months ended March 31,
                                                                ------------------------------------
                                                                          2003              2002
                                                                          ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $     (33,755)    $    (163,821)
   Depreciation, accretion and amortization                                 25,605            26,053
   Other non-cash items reflected in statement of operations                 8,057            56,873
   Cumulative effect of changes in accounting principles                       545            80,592
   Changes in operating assets and liabilities                              (5,273)          (33,089)
                                                                     -------------     -------------
         Net cash used in operating activities                              (4,821)          (33,392)
                                                                     -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                     (6,133)          (29,581)
   Acquisitions and related earn-outs                                       (2,303)          (16,514)
                                                                     -------------     -------------
         Net cash used in investing activities                              (8,436)          (46,095)
                                                                     -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from option exercises                                                -                75
   Borrowings under senior credit facility                                       -            98,000
   Repayment of notes payable                                                  (27)             (216)
                                                                     -------------     -------------
         Net cash provided by (used in) financing activities                   (27)           97,859
                                                                     -------------     -------------
         Net increase (decrease) in cash and cash equivalents              (13,284)           18,372
CASH AND CASH EQUIVALENTS:
   Beginning of period                                                      61,141            13,904
                                                                     -------------     -------------
   End of period                                                     $      47,857     $      32,276
                                                                     =============     =============

Unaudited Supplemental Information
----------------------------------

                                                                     For the three
                                                                      months ended
Selected Capital Expenditure Detail                                  March 31, 2003
-----------------------------------                                  --------------
                                                                     (in thousands)
Tower new build construction:
   Towers completed in period                                        $         557
   Towers completed in prior periods                                         2,960
   Work in process                                                             518
Operating tower expenditures:
   Tower upgrades/augmentations                                                847
   Maintenance/improvement capital expenditures                                838
General corporate expenditures                                                 413
                                                                     -------------
                                                                     $       6,133
                                                                     =============

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